Exhibit 99.1

Aether Holdings Announces Pricing of Initial Public Offering

New York, NY - Aether Holdings, Inc. (“we,” “us,” “our,” “Aether,” or “the Company”), an emerging financial technology holding company offering software, data, and artificial intelligence technology to institutional and self-directed investors, today announced the pricing of its initial public offering (IPO) of 1,800,000 shares of its common stock at a price to the public of $4.30 per share. In addition, Aether has granted the representatives of the underwriters a 30-day option to purchase up to an additional 270,000 shares of common stock at the initial public offering price, less underwriting discounts and commissions.

Aether’s common stock has been approved for listing and is expected to begin trading on the Nasdaq Capital Market under the ticker symbol “ATHR” on Thursday, April 10, 2025. The offering is expected to close on April 11, 2025, subject to customary closing conditions.

Aether expects to receive gross proceeds of approximately $7,740,000 from the offering, before deducting underwriting discounts and commissions and other offering expenses, or approximately $8,900,000 if the underwriters exercise their overallotment option in full. Aether intends to use the net proceeds from the offering to further the design and development of its products, fund sales and marketing expenses, hire additional employees in the areas of finance and accounting, sales and marketing, securities research and copy editing, and for general corporate purposes and working capital.

The Benchmark Company, LLC and Axiom Capital Management, Inc. are acting as the joint book-running managers for the offering.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission and became effective on April 9, 2025. The proposed offering will be made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from The Benchmark Company, LLC, 150 East 58th St., 17th Floor, New York, NY 10155, by telephone: (212) 312-6700, or by email at prospectus@benchmarkcompany.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aether Holdings, Inc.

Aether Holdings, Inc. is an emerging financial technology holding company focused on transforming the way investors navigate the markets. Leveraging decades of market expertise and cutting-edge technology, Aether delivers proprietary tools, data, and research to empower traders with actionable insights and enhanced decision-making capabilities.

The company’s flagship platform, SentimenTrader.com, is designed to serve both retail and institutional investors by offering advanced sentiment analysis through the use of machine learning (ML) and artificial intelligence (AI) capabilities. With over 20 years of sentiment data integrated into its systems, Aether aims to provide its users with a powerful combination of technology and expertise, enabling them to make informed decisions to level-up their trading in the markets.

Aether Holdings is committed to building an ecosystem that supports smarter, data-driven trading strategies, reinforcing its mission to empower the investing community and redefine excellence in fintech.

Find out more about Aether Holdings at https://helloaether.com/

Cautionary Note Regarding Forward Looking Statements

This news release and statements of Aether’s management in connection with this news release or related events contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expected”, “anticipates”, “intends”, “plans”, “believes”, “potential”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements (which includes statements regarding the commencement of trading in our common stock and the closing of the offering described herein) are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. For Aether, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following which are, and will be, exacerbated by any worsening of global business and economic environment: the impact of governmental laws and regulations, including the regulation of artificial intelligence; our failure to maintain and protect our reputation for trustworthiness and independence; our ability to develop new products or effectively market our products and services; our ability to continue to evolve and adapt our technology, including further adoption of artificial intelligence and machine learning techniques; our ability to attract new users and to persuade existing users to renew their subscriptions with us and to purchase higher subscription tiers from us; our ability to expand the coverage of our products to include foreign markets and additional types of financial instruments; our future capital needs; our ability to expand our revenue streams beyond the subscriber model; difficulties with third-party services we rely on or will rely on; and similar risks and uncertainties associated with the business of a start-up business operating a in a regulated industry. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.

Company Contact

Frank Cid

(347)-363-0886

ir@helloaether.com

Investor Relations Contact

Matthew Abenante, IRC

President

Strategic Investor Relations, LLC

(347)-947-2093

Email: matthew@strategic-ir.com

Media Contact

Jessica Starman, MBA

media@helloaether.com